Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Claros Mortgage Trust, Inc. of our report dated February 18, 2026 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Claros Mortgage Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP

New York, NY

July 17, 2026

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